UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OptimumBank Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 28, 2011

A Special Meeting of Shareholders of OptimumBank Holdings, Inc.

will be held on September 28, 2011, at 10:00 A.M. at the

Executive Offices of OptimumBank located at

2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Proxy Card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET

http://www.continentalstock.com/

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website

http://www.continentalstock.com/

Have your Proxy Card in hand and follow the

instructions

VOTE BY TELEPHONE

1-866-894-0537 via touch tone phone

toll-free 24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Call 1-866-894-0537.

Have your Proxy Card in hand and follow the

instructions.

2477 East Commercial Boulevard

Fort Lauderdale, Florida 33308

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on September 28, 2011

To Our Shareholders:

You are cordially invited to attend a Special Meeting of Shareholders of OptimumBank Holdings, Inc. (the “Company”) to be held on Wednesday, September 28, 2011, at 10:00 a.m., Eastern Standard Time, at the executive offices of OptimumBank, located at 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, for the following purposes:

1. To consider and vote upon a proposal to approve the issuance of up to 37,500,000 shares of the Company’s common stock in a proposed private placement;

2. To consider and vote upon a proposal to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 1,500,000 shares to 50,000,000 shares;

3. To consider and vote upon an adjournment of the special meeting, including if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 or 2; and

4. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on August 15, 2011 are entitled to notice and to vote at the special meeting and any adjournment or postponement of the meeting.

Whether or not you plan to attend the special meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the special meeting, you will be able to vote in person, even if you have previously submitted your proxy.

If you need directions to the special meeting, please call the Company’s offices at (954) 776-2332 (Extension 101).

Chairman of the Board of Directors By Order of the

Sam Borek

Fort Lauderdale, Florida

August [    ], 2011

OPTIMUMBANK HOLDINGS, INC.

2477 East Commercial Boulevard

Fort Lauderdale, Florida 33308

PROXY STATEMENT

Special Meeting of Shareholders to be held on September 28, 2011

The enclosed proxy is solicited on behalf of the Board of Directors of OptimumBank Holdings, Inc., a Florida corporation (the “Company”), for use at the special meeting of shareholders to be held on Wednesday, September 28, 2011, at 10:00 a.m., Eastern Standard Time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Special Meeting.

The special meeting will be held at the executive offices of OptimumBank, located at 2477 East Commercial Boulevard, Fort Lauderdale, Florida.

The Company intends to mail this proxy statement and accompanying proxy card on or about August [    ], 2011 to all shareholders entitled to vote at the special meeting.

All expenses incurred in connection with this solicitation will be paid by the Company.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be

Held on September 28, 2011

This Proxy Statement is also available at www.optimumbank.com/stockholders.html

Purposes of the Special Meeting

The special meeting has been called for the following purposes:

1. To consider and vote upon a proposal to approve the issuance of up to 37,500,000 shares of Company’s common stock in a proposed private placement;

2. To consider and vote upon a proposal to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 1,500,000 shares to 50,000,000 shares;

3. To consider and vote upon an adjournment of the special meeting, including if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 or 2; and

4. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

VOTING PROCEDURES

How You Can Vote

You may vote your shares by proxy or in person using one of the following methods:

•

Voting by Telephone. You may vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Tuesday, September 27, 2011, at 7:00 p.m., Eastern Standard Time. If you received a proxy card and vote by telephone, you need not return your proxy card.

•

Voting by Internet. You may vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Tuesday, September 27, 2011, at 7:00 p.m., Eastern Standard Time. If you received a proxy card and vote over the Internet, you need not return your proxy card.

•

Voting by Proxy Card. You may vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Tuesday, September 27, 2011.

•

Voting in Person. You may vote in person at the special meeting if you are the record owner of the shares to be voted. You can also vote in person at the special meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

Record Date and Voting Rights

The Board has fixed the close of business on August 15, 2011, as the record date for the determination of shareholders entitled to receive notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. As of the close of business on August 15, 2011, the Company had outstanding 819,358 shares of common stock, the holders of which, or their proxies, are entitled to one vote per share. The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the special meeting will constitute a quorum.

How You Can Vote Shares Held by a Broker, Bank or Other Nominee

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the special meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the special meeting in order to vote.

For shares held in “street name” through a broker, bank or other nominee, the broker, bank or nominee may not be permitted to exercise voting discretion with respect to the matters to be acted upon. Thus, if you do not give your broker, bank or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

How Your Proxy Will Be Voted

If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. You may specify whether your shares should be voted:

•	for or against the issuance of shares of common stock in the proposed private placement;

•	for or against the amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 1,500,000 shares to 50,000,000 shares; and

•

for or against granting discretionary authority to the Board of Directors to vote to adjourn the special meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the special meeting to approve Proposals Nos. 1 and 2.

If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying “Notice of Special Meeting of Shareholders” and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

How You Can Revoke Your Proxy and Change Your Vote

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

•	attending the special meeting and voting in person;

•	delivering a written revocation to the Company’s President;

•	timely submitting another signed proxy card bearing a later date; or

•	timely voting by telephone or over the Internet as described above.

Your most current proxy card or telephone or Internet proxy is the one that will be counted.

Vote Required

Assuming the existence of a quorum, each of the proposals will be approved if the votes cast for approval of the proposal exceed the votes cast against approval. Abstentions and broker non-votes will not be counted for purposes of determining whether these proposals have received sufficient votes for approval but will be counted for determining the existence of a quorum.

PROPOSAL NO. 1

APPROVAL FOR PURPOSES OF THE NASDAQ RULE 5635 OF THE ISSUANCE OF UP TO 37,500,000 SHARES OF THE COMPANY’S COMMON STOCK IN A PROPOSED PRIVATE PLACEMENT, INCLUDING THE ISSUANCE OF UP TO 5,125,000 OF THESE SHARES TO THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS

The Company is seeking shareholder approval for the issuance of up to 37,500,000 shares of Company’s common stock in a proposed private placement (the “Offering”), including the issuance of up to 5,125,000 of these shares to the Company’s directors and executive officers.

On July 7, 2011, the Company’s Board of Directors approved the proposed Offering of up to 37,500,000 shares at a price of $.40 per share. The closing of the Offering is subject to the sale of a minimum of 25,000,000 shares, the approval of the issuance of the shares by the Company’s shareholders, and the amendment to the Company’s articles of incorporation to increase the authorized number of shares of common stock from 1,500,000 shares to 50,000,000 shares.

If these conditions are fulfilled, the Company will receive minimum gross proceeds from the Offering of $10,000,000 and maximum gross proceeds of $15,000,000.

Why We Are Seeking Shareholder Approval

The issuance of shares in the Offering is being submitted to the shareholders at the special meeting to comply with the shareholder approval requirements of NASDAQ Rule 5635.

Under NASDAQ Rule 5635(b), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock when the issuance or potential issuance would result in a “change of control” as defined by NASDAQ (the “Change of Control Rule”). NASDAQ generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a “change of control” for purposes of Rule 5635(b).

Under NASDAQ Rule 5635(c), as interpreted by NASDAQ, companies which have securities listed on NASDAQ must also obtain shareholder approval prior to the issuance of common stock in a private offering to the Company’s executive officers, directors and their affiliates at a price less than the market value per share (the “Insider Purchase Rule”).

Under NASDAQ Rule 5635(d), companies that have securities listed on NASDAQ must obtain shareholder approval prior to the issuance of common stock in a private offering at a price less than the greater of the book and market value per share of such common stock, if the issuance amounts to twenty percent (20%) or more of the common stock or twenty percent (20%) or more of the voting power of a company outstanding before the issuance (the “20% Rule”).

The Company’s Board of Directors has submitted this Proposal No. 1 to the Company’s shareholders for approval because the Change of Control Rule, the Insider Purchase Rule and the 20% Rule may apply to issuance of the Company’s common stock in the Offering.

The closing price of the Company’s common stock on August 15, 2011 was $[            ] per share, which is greater than the offering price of $.40 per share in the Offering.

As of August 15, 2011, the Company had issued and outstanding 819,358 shares of common stock. If the Company were to sell all 37,500,000 shares in the Offering, the investors in the Offering would acquire shares representing approximately 98% of the outstanding shares of the Company.

The executive officers and directors of the Company and the Bank have indicated that they may purchase up to 5,125,000 shares in the Offering.

The approval sought under this Proposal No. 1 will be effective to satisfy the shareholder approval required by the Insider Purchase Rule and the 20% Rule. Under the NASDAQ Rule 5635, the minimum vote which will constitute shareholder approval of this Proposal No. 1 for the purposes of the Insider Purchase Rule and the 20% Rule is a majority of the total votes cast on the proposal in person or by proxy at the special meeting.

Background and Reasons for the Offering

The reason for the Offering is to raise the capital for the Company’s bank subsidiary, Optimum Bank (the “Bank”).

Starting in 2008 and continuing into 2011, the Bank has experienced a substantial increase in the level of its non-performing loans, with associated credit losses, as a result of the nationwide economic recession and the related collapse in real estate values in south Florida.

The Bank’s non-performing loans and foreclosed real estate grew from $5.2 million on December 31, 2008 to $29.4 million on December 31, 2009 and then to $37.7 million at December 31, 2010.

Most of these non-performing assets consist of real estate loans secured by commercial and residential real estate located in southeast Florida. The increase in these nonperforming loans has adversely affected the operating results and financial condition of the Company and the Bank by increasing the provision for loan losses and other legal and related expenses and by reducing income which would have been received if the loans were performing.

During the six months ended June 30, 2011, nonperforming assets, including loans and foreclosed real estate, decreased slightly by $0.3 million, or 8.0%, to $37.4 million. Nonperforming assets as a percentage of total assets increased during this period from 19.8% as of December 31, 2010 to 21.2% as of June 30, 2011, due to a reduction in overall asset size. The Bank’s allowance for loan losses as a percentage of total loans decreased during this period from 3.2% as of December 31, 2010 to 2.9% as of June 30, 2011 and the allowance for loan losses as a percentage of nonperforming assets decreased from 9.8% on December 31, 2010 to 8.3% on June 30, 2011.

Since 2008, the Bank has incurred substantial provisions for loan losses, including $15.8 million for the year ended December 31, 2009, $3.7 million for the year ended December 31, 2010, and $2.2 million for the six months ended June 30, 2011. Due to these provisions and other factors, the Company sustained net losses of $11.5 million in 2009, $8.5 million in 2010, and $3.1 million during the six months ended June 30, 2011. These net losses have significantly reduced the stockholders’ equity and the regulatory capital ratios for the Company and the Bank.

The Company’s financial condition and results of operations are discussed in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is included as

Appendix B, and a copy of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 is included as Appendix C, to this Proxy Statement.

As a result of the losses incurred by the Bank and related operating issues, on April 16, 2010, the Bank consented to the issuance of an order (the “Consent Order”) by the Federal Deposit Insurance Corporation (the “FDIC”) and the State of Florida Office of Financial Regulation (the “OFR”). On June 22, 2010, the Company entered into a written agreement (the “Written Agreement”) with the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Consent Order requires, among other things, that the Bank to achieve and maintain a tier 1 leverage capital ratio of at least 8.0% of the Bank’s total average assets and a total risk-based capital ratio of at least 12% of its total risk-weighted assets by July 14, 2010. At June 30, 2011, the Bank reported tier 1 leverage and total risk-based capital ratios of 2.64% and 4.96%, respectively, which are significantly below the required amounts. At June 30, 2011, the Bank would have needed approximately $9.8 million in additional regulatory capital to meet the capital requirements of the Consent Order.

The failure of the Bank to comply with the Consent Order could result in the initiation of further enforcement actions by the FDIC or OFR, including the imposition of civil monetary penalties, the imposition of further operating restrictions and, ultimately, the closing of the Bank.

During the last two years, the Company has taken a number of actions to strengthen the Company’s balance sheet, including the sale of assets and the reduction of certain operating expenses. These efforts have been partially successful in reducing the level of the Bank’s losses, but the Bank still requires additional capital in order to meet the capital requirements of the Consent Order and to return to profitability.

During the last two years, the Company has also attempted to raise capital through several private offerings of the Company’s shares, and to seek an acquisition of the Company or the Bank by another financial institution or strategic purchaser. These efforts have not been successful due to the ongoing losses and deteriorating financial condition of the Company and the Bank.

In July 2011, the Board of Directors of the Company determined that the proposed Offering was the only viable alternative to increase the capital of the Bank.

Reason for the Offering

The reason for the Offering is to raise capital for the Bank.

The leverage capital ratio of the Bank declined to 2.64% at June 30, 2011. Once the leverage capital ratio of the Bank falls below 2%, the Bank is considered “critically undercapitalized” under regulations of the FDIC, and the FDIC generally has 90 days to place the Bank into a receivership. Without the infusion of capital from the Offering, it is likely that the Bank’s leverage ratio will fall below 2% by December 31, 2011, and the Bank will be placed into receivership by the FDIC within the first six months of 2012.

If the Offering is successfully completed, the Company will receive a minimum of $10,000,000 and a maximum of $15,000,000 in gross proceeds. Assuming that the Company does not pay any commissions in connection with the Offering, the Company will receive a minimum of $9,925,000 and a maximum of $14,925,000 in net proceeds. If all of these proceeds had been contributed to the Bank as of June 30, 2011, the Bank’s tier 1 leverage and total risk-based capital ratios (on a pro forma basis) would have been 8.06% and 12.56%, respectively at the minimum proceeds and 10.8% and 16.39%, respectively at the maximum proceeds. The actual improvement in the capital ratios will depend on the actual amount of proceeds from the Offering, the closing date of the Offering and the level of the Bank’s losses between June 30, 2011 and the date of the closing. In any case, the completion of the Offering should provide the Bank with enough capital to continue in operation for at least the next three years, assuming that the level of the Bank’s losses does not increase. This should provide the Company and the Bank with the opportunity to implement additional actions to improve the capital and profitability of the Bank, such as reducing problem loans and the related expenses, resuming lending activities, raising additional capital and modifying the Bank’s business plan.

The Board of Directors therefore believes that it is crucial for the Company to complete the Offering in order to avoid an FDIC receivership.

Purchase Price of the Offering

In approving the terms of the proposed Offering, the Board considered the fairness, from a financial point of view, of the price of $.40 per share. The Board determined that the price was fair in light of the following factors:

•	The book value of the Company’s common stock at March 31, 2011, which was $[ ] per share.

•	The Company’s continuing losses after March 31, 2011.

•	The Company’s discussions with prospective purchasers regarding their willingness to invest in the Company at the price of $.40 per share.

•	The Company’s unsuccessful prior efforts to raise capital at a higher price per share.

•	The Company’s urgent need to raise capital.

The Board did not engage any third parties to assist the Board in its determination of the offering price due to the Company’s limited resources.

Status of Offering

The Company commenced the Offering in July 2011. As of August 15, 2011, the Company had received commitments from [    ] investors to purchase a total of [    ] shares in the Offering, consisting of the following:

•

Twelve investors have entered into binding subscription agreements with the Company for the purchase of 2,375,000 shares. These investors have also deposited $950,000 in escrow to fund the purchase of their shares.

•

[        ] investors have entered into binding purchase agreements with the Company for the purchase of [    ] shares. These investors have agreed to deposit $[    ] in escrow on or before [    ] to fund the purchase of their shares.

None of the investors is expected to purchase shares that will result in such shareholder owning more than 9.9% of the Company’s common stock after the Offering.

The Company is continuing to hold discussions with prospective investors identified by the Company and its directors and officers.

Assuming that the shareholders approve this Proposal No. 1 and Proposal No. 2, and the Company obtains subscriptions or commitments for at least [    ] more shares from investors, then the Company expects to complete the sale of the shares not later than September 30, 2011.

Proposed Increase in Authorized Common Stock

The Company is also seeking shareholder approval to increase the Company’s authorized common stock from 1,500,000 shares to 50,000,000 shares as discussed in Proposal No. 2 in this proxy statement. Unless the proposal to increase the authorized common stock is approved, the Company will not be able to complete the Offering of the shares.

Possible Purchases by Executive Officers and Directors

The executive officers and directors of the Company and the Bank have indicated that they intend to purchase either directly or through affiliates up to 5,125,000 shares in the Offering. The maximum amounts which may be purchased by each executive officer, director or his affiliates are as follows:

Name of Executive Officer or Director	Maximum Number to be Purchased

Moishe Gubin	2,500,000

Sam Borek	2,500,000

Wendy Mitchler	125,000

Moishe Gubin, Sam Borek and Wendy Mitchler have committed to purchase 2,500,000, 2,500,000, and 125,000 shares, respectively, in the Offering. Except for these individuals, the executive officers and directors of the Company and the Bank are not expected to purchase any shares in the Offering.

Plan of Distribution

The Shares have been offered on behalf of the Company by the officers, directors and employees of the Company and the Bank.

The Company has reserved the right to engage third parties to assist in the Offering of the shares, to pay them fees or other compensation that will not exceed six percent (6%) of the gross proceeds received from the sale of the shares and to issue them common stock purchase warrants on terms to be determined by the Company.

The Company previously entered into an agreement with CP Capital, Inc., a registered securities broker-dealer (“CP Capital”), pursuant to which the Company agreed to pay CP Capital a placement fee of six percent (6%) on the amounts invested by investors introduced by CP Capital. Although the term of the agreement with CP Capital has expired, the Company remains obligated to pay CP Capital a fee of six percent (6.0%) of the gross proceeds received by the Company from investors previously introduced by CP Capital who participate in this offering. The Company does not currently expect to pay any fees to CP Capital.

If the Company does pay fees to any third parties, the net proceeds to the Company will be reduced by up to $600,000 in the case of the minimum offering and $900,000 in the case of the maximum offering.

Investors

The Company currently plans to sell the shares in the Offering exclusively to investors who are “accredited investors” under Rule 501 of Regulation D promulgated by the SEC under the Securities Act. This proxy statement does not constitute an offer to sell or a solicitation to buy any of the shares.

Maximum Purchase – 9.99% Ownership Limitation

No investor may acquire shares in the Offering which would result in the investor owning more than 9.99% of the Company’s common stock following the completion of the Offering, except with the written approval of the Company and any applicable regulatory authorities. The Company does not currently expect to permit any investor to exceed this limitation.

Registration of Common Stock

The Company will grant each investor who acquires shares in the Offering limited registration rights. The Company will generally be obligated to register, at its expense, the shares held by such investors as soon as practicable after the issuance of the shares, subject to certain conditions, including: (i) the Company will not be required to file registration statements on behalf of all investors more than one time (except in connection with certain piggyback registration rights); and (ii) the Company will not be required to register any Shares unless the offering of the Shares can be registered on Form S-3.

Use of Proceeds

The Company will receive a minimum of $10,000,000 and maximum of $15,000,000 in gross proceeds from the offering. Assuming that the Company does not pay any placement fees or other compensation in connection with the sale of the shares, the Company will receive net proceeds of $9,925,000 and $14,925,000 after the payment of other offering expenses. If the Company does pay fees or compensation in connection with the offering, the net proceeds to the Company will be reduced by up to $600,000 in the case of the minimum offering and $900,000 in the case of the maximum offering.

The Company will use the proceeds of the Offering for the following purposes:

•	to make capital contributions to the Bank to increase the capital of the Bank.

•	to establish a capital reserve at the Company to support the future operation and growth of the Company and the Bank.

The Bank will utilize the amounts received from the Company to make loans and purchase investment securities.

Impact of the Issuance of Common Stock on Existing Shareholders

If this Proposal No. 1 is approved and the Company sells all of the shares in the Offering, these shares would represent 98% of the shares of the Company’s common stock then outstanding. If this occurred, the Company’s existing shareholders would hold only 2% of the Company’s outstanding capital stock and would have relatively little influence over the Company’s affairs.

The issuance of the shares may result in a change in ownership as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to Sections 382 and 383 of the Code, the annual use of the Company’s net operating losses (“NOLs”) will be limited if there is a cumulative change of ownership (as that term is defined in Section 382(g) of the Code) of greater than 50% in the past three years. If a Section 382 ownership change occurs, there would be a substantial limitation on the Company’s ability to utilize its NOLs to offset future taxable income. At June 30, 2011, the Company had approximately $12.1 million of NOL carryforwards for federal income tax purposes, and approximately $23.0 million of NOL carryforwards for Florida state income tax purposes. There is no assurance, however, that the Company will generate taxable income in the future against which the NOLs could be applied.

Dissenters’ Rights

Under Florida law, shareholders are not entitled to dissenters’ rights with respect to the transactions contemplated by this Proposal No. 1.

Impact if Proposal No. 1 is Not Approved

The sale of the Shares is contingent upon the approval of the Company’s shareholders of this Proposal No. 1.

If the Company is unable to complete the sale of the shares in the Offering, then the Company intends to seek alternative funding for the Bank. However, the Company is uncertain whether the alternative funding would be available, or even if available, whether it would be on terms less favorable to the Company. If the Company is unsuccessful in obtaining additional funding, then it is likely that the Bank will be closed by the FDIC.

Vote Required

Under the NASDAQ Rules, the minimum vote which will constitute shareholder approval of this Proposal No. 1 for the purposes of the NASDAQ Rule 5635 is the affirmative vote of a majority of the total votes cast on this Proposal No. 1.

Assuming the existence of a quorum, Proposal No. 1 will be approved if the number of shares voted in favor of the proposal to approve the issuance of shares of common stock in the Offering exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote but will be counted for determining the existence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL No. 1.

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE

AUTHORIZED ADDITIONAL SHARES OF COMMON STOCK

Overview

The Company’s board of directors has unanimously approved a proposal to amend its articles of incorporation to increase the authorized shares of common stock of the Company from 1,500,000 shares to 50,000,000 shares, subject to stockholder approval. The board has declared this amendment to be advisable and recommended that this proposal be presented to the Company’s stockholders for approval. The text of the form of proposed amendment to Company’ articles of incorporation to increase the authorized shares of common stock of Company to 50,000,000 shares is attached to this proxy statement as Appendix A.

If the Company’s stockholders approve this Proposal No. 2 and Proposal No. 1 to approve the issuance of Company common stock in the Offering, the Company expects to file articles of amendment to the Company’s articles of incorporation with the Secretary of State of the State of Florida to increase the number of authorized shares of common stock immediately prior to the proposed Offering. Upon filing, the articles of amendment to the Company’ articles of incorporation will increase the number of authorized shares of common stock from 1,500,000 to 50,000,000.

On August 15, 2011, the record date for the Company special meeting, the Company had an aggregate of 819,358 shares outstanding, and had reserved approximately 58,947 shares of common stock for issuance under outstanding stock options.

The primary reason for this increase in the authorized shares is to complete the Offering. Nevertheless, if the Company’ stockholders approve the amendment but do not approve Proposal No. 1 to approve the issuance of shares in the Offering, the Company’s board will file the amendment in order to facilitate the sale of shares in the future.

Reasons for the Increase in Authorized Shares

The primary reason for the increase in authorized shares is to complete the Offering. At present, the Company does not have sufficient authorized shares of its common stock in order to complete the Offering. Additionally, the approval of the amendment is a closing condition to the obligations of the investors in the Offering.

Although at present, apart from the shares to be issued pursuant to the Offering and pursuant to its outstanding stock options, the Company has no commitments or agreements to issue additional shares of common stock, it desires to have additional shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. In this regard, in connection with Company’ evaluation of its strategic and financing alternatives, Company may determine to issue additional shares of its common stock at any time following the completion of the Offering. In addition, the additional shares may be used for various purposes without further stockholder approval, except as may be required by applicable law, regulations promulgated by government agencies, the rules of the NASDAQ or other market or exchange on which Company common stock is then listed. These purposes may include, among others:

•	raising capital;

•	providing equity incentives to employees, officers or directors;

•	establishing strategic relationships with other companies; and

•	expanding the business of the Company through the acquisition of other financial institutions.

The terms of additional shares of common stock will be identical to those of the currently outstanding shares of the Company’s common stock. However, because holders of the Company’s common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of any additional shares of common stock authorized as a result of the increase in the number of authorized shares of common stock will substantially reduce the current stockholders’ percentage of ownership interest in the total outstanding shares of common stock.

Effects of the Increase in Authorized Shares

Assuming that the Offering is completed, the Company will issue a minimum of 25,000,000 shares and a maximum of 37,500,000 shares. This would increase the total number of outstanding shares from 819,358 shares to either 25,819,358 shares or 38,319,358 shares. As a result, the number of authorized but unissued shares would be either 24,180,642 or 11,680,642.

In addition to the effect of the Offering, the proposed increase in the authorized number of shares of common stock could have a number of other effects on the stockholders of the Company depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’ management could have the effect of making it more difficult to remove the Company’ management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

The proposed amendment to Company’s articles of incorporation to increase the number of authorized shares of common stock from 1,500,000 shares to 50,000,000 shares will be effective upon the filing of the articles of amendment with the Secretary of State of the State of Florida. The Company expects to file such proposed amendment immediately prior to the completion of the proposed Offering. As previously noted, the proposed amendment to the Company’ articles of incorporation to increase the number of authorized shares of common stock is a condition to the consummation of the Offering.

Vote Required; Recommendation of Company Board of Directors

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of this Proposal No. 2 exceeds the number of shares voted against the proposal. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO APPROVE AN AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK TO 50,000,000 SHARES.

PROPOSAL NO. 3:

POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

If the Company fails to receive a sufficient number of votes to approve any of Proposal Nos. 1 or 2, the Company’s Board of Directors may propose to adjourn the special meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve any of Proposal Nos. 1 or 2. The Company currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve each of Proposal Nos. 1 or 2.

Vote Required; Recommendation of the Company Board of Directors

Assuming the existence of a quorum, this proposal will be approved if the number of shares voted in favor of this Proposal No. 3 exceeds the number of shares voted against the proposal.

The failure to submit a proxy card or vote at the special meeting, or an abstention, vote withheld or “broker non-votes” will be counted towards a quorum but will have no effect on the outcome of this Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NOS. 1 AND 2.

PROPOSAL 4

OTHER MATTERS

The Board of Directors does not know of any other matters which will be presented for consideration at the special meeting. If any other matters are properly brought before the special meeting, the proxy holders will vote on such matter in accordance with their best judgment.

FORWARD-LOOKING STATEMENTS

Information in this Proxy Statement contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the inability to comply with the requirements of the Consent Order, delays in obtaining or failure to receive any required regulatory approvals necessary for the Offering, the possibility that fewer than the required number of the Company’s shareholders vote to approve the issuance of common stock under the terms of the Offering or the amendment to the Articles of Incorporation, and other uncertainties arising in connection with the Offering. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this Proxy Statement.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of August 15, 2011, the number and percentage of shares of the Company’s outstanding common stock which are beneficially owned, directly or indirectly, by:

•	each shareholder who owns more than 5% of the outstanding shares; and

•	each of the directors and executive officers of the Company and the Bank.

The Company determines beneficial ownership based on the rules of the SEC. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares which he has the right to acquire within 60 days of August 15, 2011. Unless otherwise indicated, the persons listed have sole voting and investment power or have shared voting and investment power with a spouse over the shares beneficially owned.

Name and Address of Beneficial Owners:*	Number of Shares Beneficially Owned			Percent of Class

Directors and Executive Officers:

Sam Borek, Chairman of the Board	53,549	(1)		6.48%

Richard L. Browdy, President, Chief Financial Officer and Director of the Company and the Bank	29,419	(2)		3.48%

Larry Willis, Director of the Company and the Bank	26,898	(3)		3.25%

Wendy Mitchler, Director of the Company and the Bank	7,396	(4)		.90%

Robert Acri, Director of the Company and the Bank	—			—

Thomas A. Procelli, Executive Vice President and Director of the Bank	12,101	(5)		1.46%

Moishe Gubin, Director of OptimumBank	—			—

Howard Zusman, Senior Vice President of Lending of the Bank	—	—

All directors and executive officers as a group (8 persons)	129,363	(6	)(7)	14.84%

Other Greater than 5% Shareholders

H. David Krinsky	86,824	(8)		10.60%

Hillard Garlovsky	56,299	(9)		6.87%

*	Unless otherwise indicated, the address of each of our directors and executive officers is OptimumBank Holdings, Inc., 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

Notes to beneficial ownership table:

(1)	Includes options to acquire 7,596 shares of common stock; 225 shares held by wife; 10,119 shares held by an entity controlled by reporting person; and 22,848 shares pledged as security.

(2)	Includes options to acquire 25,069 shares of common stock; 62 shares held by children.

(3)	Includes options to acquire 7,596 shares of common stock; 31 shares held by daughter and 17,445 shares held by an entity controlled by reporting person.

(4)	Includes options to acquire 4,558 shares of common stock.

(5)	Includes options to acquire 7,596 shares of common stock, and 53 shares held by wife.

(6)	Includes options to acquire 52,415 shares of common stock.

(7)	Calculated based on 819,358 shares of common stock outstanding as of August 15, 2011, plus options exercisable within sixty days of August 15, 2011 for the individual or the group, as applicable.

(8)	The ownership information is based on a Form 4 dated September 1, 2009, filed with the SEC by H. David Krinsky. Includes 3,039 shares held by an entity controlled by reporting person and 2,432 shares held by children.

(9)	The ownership information is based entirely on the information contained in a Schedule 13G, dated January 25, 2009, filed with the SEC by Hillard Garlovsky.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Any proposals which shareholders intend to present for a vote at the Company’s 2011 Annual Meeting of Shareholders, and which such shareholders desire to have included in the Company’s proxy materials relating to that meeting, were required to be received by the Company on or before August 1, 2011, which was 120 calendar days prior to the anniversary of the proxy statement relating to the Company’s 2010 Annual Meeting of Shareholders. Proposals received after that date will not be considered for inclusion in such proxy materials.

If a shareholder intends to present a matter for a vote at the 2011 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company’s Proxy Statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder’s notice must be received by the Company’s President at its principal office, 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on or before November 14, 2011, which is not later than the close of business on the 45th day prior to the first anniversary of the proxy statement relating to the Company’s 2010 Annual Meeting of Shareholders. It is requested that such notice set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (b) the name and record address of the shareholder, the class and number of shares of common stock of the Company that are beneficially owned by the shareholder and any material interest of the shareholder in such business.

ADDITIONAL INFORMATION

Shareholders Sharing the Same Last Name and Address. Only one Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to Richard L. Browdy, President, OptimumBank Holdings, Inc., 2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308 (telephone number 954-776-2332). Shareholders sharing an address and currently receiving a single copy may contact Mr. Browdy as described above to request that multiple copies be delivered in the future. Shareholders sharing an address and currently receiving multiple copies may request delivery of a single copy in the future by contacting Mr.  Browdy as described above.

MISCELLANEOUS

Costs of Soliciting Proxies. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. Additionally, the Company has engaged Morrow & Co., LLC, to assist in the distribution of proxy materials and the solicitation of proxies by mail, telephone, facsimile, or personal meetings. The Company estimates the fees of Morrow & Co., LLC, to be $5,000 plus expenses. In addition to solicitation by mail, certain of the Company’s officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Appendix A

PROPOSED ARTICLES OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

OPTIMUMBANK HOLDINGS, INC.

The Articles of Incorporation, as amended, of OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.10025 of the Florida Business Corporation Act, and such amendments are set forth as follows:

FIRST: The name of the Corporation is “OptimumBank Holdings, Inc.”

SECOND: The first sentence of the first paragraph (a) of Article III is hereby deleted in its entirety and replaced with the following:

(a)	The aggregate number of shares of stock of all classes that the corporation shall have authority to issue is 56,000,000 shares, of which 50,000,000 shares shall be common stock, $.01 par value per share (“Common Stock”), and of which 6,000,000 shares shall be preferred stock, no par value (“Preferred Stock”).

THIRD: The undersigned hereby certifies that the only voting group entitled to vote on the amendments contained in these Articles of Amendment was the holders of shares of Corporation’s common stock. These Articles of Amendment were duly adopted by the shareholders on September [    ], 2011 at the Corporation’s special meeting of shareholders. The number of vote cast for the amendments above by the shareholders was sufficient for their approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment, effective as of this      day of                     , 2011.

OPTIMUMBANK HOLDINGS, INC.

By:
Richard L. Browdy
President

Appendix B

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2011

Appendix C

Annual Report on Form 10-K for the Year Ended December 31, 2011

OPTIMUMBANK HOLDINGS, INC.

VOTE BY INTERNET OR TELEPHONE

QUICK *** EASY *** IMMEDIATE

As a stockholder of OptimumBank Holdings, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on September 27, 2011.

	OR		OR

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.		Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares		Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE

VOTING ELECTRONICALLY OR BY PHONE

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

PROXY	Please mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF OPTIMUMBANK HOLDINGS, INC.’S BOARD OF DIRECTORS.

		FOR	AGAINST	ABSTAIN
1.	ISSUANCE OF UP TO 37,500,000 SHARES OF COMMON STOCK IN A PROPOSED PRIVATE PLACEMENT	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	ADJOURNMENT OF SPECIAL MEETING IF NECESSARY	☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2011.

IMPORTANT–PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

▼  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

OPTIMUMBANK HOLDINGS, INC.

PROXY

FOR SPECIAL MEETING OF SHAREHOLDERS

September 28, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SAM BOREK and RICHARD L. BROWDY, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on September 28, 2011, at 10:00 a.m. or at any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof.

(CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON THE REVERSE SIDE)